Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-578) of The Hanover Insurance Group, Inc. of our report dated June 28, 2006 relating to the financial statements of The Allmerica Financial Agents’ Retirement Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 28, 2006

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